Exhibit 10.8

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This Second Amendment to Amended and Restated Loan Agreement (the “Amendment”) is made and entered into as of August 4, 2014, by and between inContact, Inc., a Delaware corporation (“Borrower”), and Zions First National Bank, a national banking association (“Lender”).

Recitals

1.Lender has previously extended a loan to Borrower in the aggregate principal amount of $23,000,000 (the “Loan”), which is governed by that certain Amended and Restated Loan Agreement dated April 30, 2012 by and between Borrower and Lender, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated June 21, 2013 (collectively, and as may be further amended or modified from time to time, the “Loan Agreement”).  The Loan is evidenced by that certain (i) Promissory Note (Term Loan) dated April 30, 2012 executed by Borrower in favor of Lender in the original principal amount of $4,000,000, (ii) Promissory Note (Term Loan) dated June 21, 2013 executed by Borrower in favor of Lender in the original principal amount of $4,000,000, and (iii) Amended and Restated Promissory Note (Revolving Loan) dated April 30, 2012 executed by Borrower in favor of Lender in the maximum principal amount of $15,000,000 (collectively, the “Promissory Notes”), which Promissory Notes are secured by the Security Documents (as defined in the Loan Agreement).

2.As consented to by Lender as evidenced by that certain consent letter by Lender dated May 5, 2014 and pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated May 6, 2014 among Borrower, CallCopy, Inc., a Delaware corporation (a wholly-owned subsidiary of Borrower and f/k/a INCC Acquisition, Inc.) (“Guarantor”), CallCopy, Inc., a Delaware corporation (“Merging Corporation”), and the individuals a party thereto, Borrower acquired 100% of the issued and outstanding stock of Merging Corporation upon the merger of Merging Corporation into and with Guarantor with Guarantor as the surviving entity.

3.Borrower, Guarantor and Lender desire to (i) have Guarantor grant a security interest in favor of Lender in substantially all of Guarantor’s assets in support of Guarantor’s guarantee of the full and complete payment of all of the obligations and liabilities of Borrower under the Loan Documents and (ii) modify and amend the Loan Agreement as provided herein.

Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree and amend and modify the Loan Agreement as follows:

1.Recitals.  Each of Borrower and Lender hereby acknowledges the accuracy of the Recitals, which are incorporated herein by reference.

2.Definitions.  Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meaning when used herein.  Terms defined in the singular shall have the same meaning when used in the plural and vice versa.

3.Amendments.  The Loan Agreement is hereby modified and amended as follows:

(a)Amended Definitions.  Section 1.1 Definitions of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

“Material Adverse Effect” means a material adverse effect on Borrower’s or any Guarantor’s financial condition, conduct of their respective business, or ability to perform their respective obligations under the Loan Documents.

“Security Agreement” means, collectively, that (i) certain Security Agreement (All Assets) dated July 16, 2009 between Borrower and Lender, (ii) certain Security Agreement (All Assets) dated August 4, 2014 between CallCopy, Inc. (f/k/a INCC Acquisition, Inc.) and Lender and (iii) any other security agreement entered into by and between a Guarantor and Lender from time to time and, in each case, any and all amendments, modifications, and replacements thereof.

(b)New Definitions.  Section 1.1 Definitions of the Loan Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:

“Affiliate” means, with respect to a specified Person, another Person (i) which directly or indirectly controls or is controlled by or is under common control with the Person specified, (ii) which is a Subsidiary of the Person specified, or (iii) which directly or indirectly beneficially owns or holds 5% or more of any voting class of any equity interest of the Person specified.  As used in this definition, “control” or “controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting equity interests, by contract, or otherwise.

“Consolidated” or “on a Consolidated basis” means, with respect to calculations, amounts, reports, statements, or certificates required hereunder, such calculations, amounts, reports, statements or certificates of a Person and their Subsidiaries.

“Guarantee” means a guarantee in favor of Lender by any Guarantor of the Loan and any and all other obligations under and contemplated by the Loan Documents.

“Guarantor” means individually and collectively, as the context requires, any guarantor of the Loan from time to time, including, without limitation, each direct and indirect domestic Subsidiary of Borrower, together with their successors and assigns.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, security interest, assignment, deposit arrangement, or other preferential arrangement of any nature, in, on, of or with respect to such asset, (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c) under the Uniform Commercial Code of any jurisdiction, any financing statement filed identifying or including such asset as collateral, and (d) without limiting the foregoing, in the case of Equity Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.

“Loan Parties” means Borrower, Guarantor, each domestic Subsidiary of any of the foregoing, and each Person who becomes a party to this Agreement or any other Loan Document as a borrower or guarantor, and their successors and, if permitted, assigns.

“SEC” means the Securities and Exchange Commission of the federal government of the United States of America.

“Second Amendment” means that certain Second Amendment to Amended and Restated Loan Agreement dated August 4, 2014 between Borrower and Lender.

“Subsidiaries” means (i) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with Accounting Standards as of such date, (ii) any Person of which the Equity Interests representing more than 50% of the voting power of all Equity Interests entitled to vote in the election of the governing body are owned, controlled or held, directly or indirectly, by a Loan Party, (iii) any Person of which any partner (in the case of a general partnership), general partner (in the case of a limited partnership), manager (in the case of a limited liability company), or member (in the case of a limited liability company in which there is no manager) is controlled, directly or indirectly, by a Loan Party, and (iv) any Person which is controlled, directly or indirectly, by a Loan Party.

(c)Term Loan.  Section 2.1 Term Loan of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.1Term Loan

a.Amount of Term Loan.  Upon fulfillment of all conditions precedent set forth in this Loan Agreement, the First Amendment or the Second Amendment, as applicable, and so long as no Event of Default exists, which has not been waived or timely cured, and no other breach has occurred under the Loan Documents, which has not been waived or timely cured, Lender agrees to loan Borrower the Term Loan up to the aggregate maximum principal amount of $13,000,000.

b.Nature and Duration of Term Loan.  The Term Loan shall consist of one or more multiple advance term loans payable in full upon the date and upon the terms and conditions provided in each Term Loan Note.  Amounts borrowed and repaid may not be re-advanced or re-borrowed by Borrower.  The right of Borrower to draw funds and the obligation of Lender to advance the proceeds of the Term Loan Note to Borrower shall not accrue, in the case of each requested advance, until all of the conditions set forth in Section 4 Conditions to Loan Disbursements hereof or in the First Amendment or the Second Amendment, as applicable, have been fully satisfied and shall exist only during the applicable Draw Period.  Upon the maturity of any Term Loan Note, any and all amounts owing to Lender pursuant to such Term Loan Note and this Loan Agreement shall thereupon be due and payable in full unless such Term Loan Note is renewed or extended by Lender in which case such termination shall occur upon the maturity of the final renewal or extension of such Term Loan Note.

c.Term Loan Note.  Each Term Loan shall be evidenced by a Term Loan Note.  The Term Loan Note shall be executed and delivered to Lender upon execution and delivery of this Loan Agreement, the First Amendment or the Second Amendment, as applicable.  Proceeds of the Term Loan Note may be disbursed by Lender by wire transfer.

Unless Lender agrees otherwise in writing, Borrower shall execute the necessary documents and arrange for all payments of principal, interest and non-use fees hereunder to be paid by automatic transfer of funds from the account of Borrower with a designated financial institution acceptable to Lender.  Lender is further authorized to debit, for the purpose of making any payment of principal, interest, non-use fees and letter of credit issuance fees hereunder, (i) any account of Borrower held by Lender, or (ii) the Revolving Loan.

d.Notice and Manner of Borrowing.  Requests for advances on the Term Loan Note shall be given in writing or orally no later than 12:00 p.m. Mountain Time of the Banking Business Day on which the advance is to be made.

(d)Section 3.1 Collateral of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

3.1Collateral

The Loan, Promissory Notes, and all obligations of Borrower and any other Loan Party under the Loan Documents shall be secured by such collateral as is provided in the Security Documents (the “Collateral”), which shall include, without limitation, a security interest in all assets of Borrower and each such other Loan Party, as more particularly described in the Security Documents, except that the equipment purchased by Borrower to fulfill its obligations under the Reseller Agreement (limited to the equipment listed on Schedule 2 of the Security Transfer Agreement) is expressly excluded from the Collateral.

(e)Representations and Warranties.  Section 5 Representations and Warranties of the Loan Agreement is hereby amended by adding the following as Section 5.13:

5.13Representations and Warranties of Loan Parties

All representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects (except that to the extent any such representation or warranty contains any materiality qualifier, such representation or warranty shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are true and correct in all material respects (except that if any such representation or warranty contains any materiality qualifier, such representation or warranty shall be true and correct in all respects) as of such earlier date.

(f)Annual Financial Statements.  Section 6.7a Financial Statements and Reports of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

a.Annual audited financial statements and Form 10-K filed with the SEC for each fiscal year of Borrower, in each case, on a Consolidated basis of Borrower and its Subsidiaries and in a form acceptable to Lender, to be delivered to Lender within 120 days of the end of the fiscal year.  The annual financial statements shall include a certification by the chief financial officer and chief executive officer of Borrower that the annual financial statements fully and fairly represent Borrower’s financial condition as of the date thereof and the results of operations for the period covered thereby and are consistent with other financial statements previously delivered to Lender.

(g)Quarterly Financial Statements.  Section 6.7c Financial Statements and Reports of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

c.Quarterly financial statements and Form 10-Q filed with the SEC for each fiscal quarter of Borrower, in each case, on a Consolidated basis of Borrower and its Subsidiaries and in a form acceptable to Lender, to be delivered to Lender within 45 days of the end of the fiscal quarter.  The quarterly financial statements shall include a certification by the chief executive officer, president or chief financial of Borrower that the quarterly financial statements fully and fairly represent Borrower’s financial condition as of the date thereof and the results of operations for the period covered thereby and are consistent with other financial statements previously delivered to Lender.

(h)Financial Covenants.  Section 6.14a Minimum Liquidity Position and Minimum Quarterly EBITDA of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

a.Minimum Liquidity Position and Minimum Quarterly EBITDA.  Borrower shall at all times maintain cash, cash equivalents, and marketable securities having an aggregate value, as determined in accordance with Accounting Standards and as reasonably acceptable to Lender, of not less than the outstanding balance on the Revolving Loan plus $2,500,000 (“Minimum Liquidity Position”).  If at any time Borrower fails to maintain the Minimum Liquidity Position, Borrower shall maintain a minimum quarterly EBITDA of not less than $2,900,000, measured as of the last day of each quarter.

(i)Restriction on Debt.  Clause (iv) contained in Section 6.16 Restriction on Debt of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(iv) (a) Debt due not to exceed an outstanding principal amount of $600,000 for each of the calendar years ending December 31, 2014, December 31, 2015 and December 31, 2016 and $200,000 for each calendar year thereafter and (b) Debt not to exceed an aggregate, outstanding principal amount of $1,200,000 at any time for each of the calendar years ending December 31, 2014, December 31, 2015 and December 31, 2016 and $500,000 for each calendar year thereafter;

(j)Covenants.  Section 6 Borrower’s Covenants of the Loan Agreement is hereby amended by inserting “each Loan Party” in place of “Borrower” wherever located in each of Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13, 6.15, 6.16, 6.17, 6.20, 6.21, 6.22, 6.23, and 6.24 of the Loan Agreement, in each such instance mutatis mutandis and with all references to the singular to be deemed to include the plural when the context so requires, and vice versa.

(k)Evens of Default.  Section 7.1 Events of Default of the Loan Agreement is hereby amended by inserting at the end thereof a new clause “o” to read as follows:.

o. Any Guarantor does not perform any obligation or covenant under its respective Guarantee or any circumstance described in subsections 7.1a through  7.1k occurs with respect to any Loan Party.

4.Conditions Precedent to Closing this Amendment.  This Amendment shall not become effective until the following conditions have been completed and proof of their completion has been provided to Lender:

(a)On or prior to the execution and delivery of this Amendment, Borrower shall have executed and delivered, or caused to be executed and delivered, to Lender, each in form and substance satisfactory to Lender, such other documents, instruments, resolutions, subordinations, and other agreements as Lender may require in its sole discretion, including, without limitation, (i) the Second Note Modification Agreement and Allonge to Amended and Restated Promissory Note (Revolving Loan); (ii) the Promissory Note (Term Loan), (iii) the Disbursement Instructions, (iv) a Secretary’s Certificate of Borrower and (v) a Unanimous Written Consent of the Board of Directors of Borrower.

(b)Borrower shall perform all of the obligations of Borrower under the Loan Documents or this Amendment to be performed contemporaneously with the execution and delivery of this Amendment.

(c)Borrower shall have caused Guarantor to execute and deliver (i) a Guarantee, (ii) a Secuirty Agreement (All Assets), (iii) a Secretary’s Certificate, (iv) a Unanimous Written Consent, and (v) all other Loan Documents reasonably requested by Lender, in each case, in form and substance reasonably satisfactory to Lender.

5.References.  Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such documents as modified herein.

6.Borrower Representations and Warranties.  Borrower hereby affirms and again makes the representations and warranties set forth in Section 5 of the Loan Agreement as of the date of this Amendment, except to the extent that any such representations and warranties refer specifically to an earlier date.

7.Covenants.  Borrower covenants with Lender as follows:

(a)Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

(b)Borrower hereby fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown, arising from or relating to the Loan, the Loan Documents, or the actions or omissions of Lender in respect to the Loan or the Loan Documents arising from events, acts or omissions occurring prior to the date hereof.  The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to Borrower by Lender or Lender’s Affiliates.

8.Payment of Expenses and Attorneys Fees.  Borrower shall pay all reasonable expenses of Lender relating to the negotiation, drafting of documents, and documentation of this Amendment and all related documents, including, without limitation, all reasonable attorneys fees and legal expenses.  Lender is authorized and directed to debit Borrower’s account with Lender in an amount sufficient to pay these expenses in full.

9.Loan Documents Remain in Full Force and Effect.  The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified hereby.  Any property rights or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

10.Integrated Agreement; Amendment.  This Amendment, together with the Loan Agreement and the Loan Documents, constitutes the entire agreement between Lender and Borrower concerning the subject matter hereof, and may not be altered or amended except by written agreement signed by Lender.  PURSUANT TO UTAH CODE SECTION 25-5-4, BORROWER IS NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER AND BORROWER AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

11.Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Utah.

12.Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.  Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.  Receipt by Lender of an executed copy of this Amendment by facsimile or electronic mail shall constitute conclusive evidence of execution and delivery by the signatory thereto.

All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

This Amendment and the Loan Agreement shall be read and interpreted together as one agreement.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, this Amendment has been executed and becomes effective as of the date first written above.

Lender:
Zions First National Bank
By:	/s/ Thomas C. Etzel
Name:	Thomas C. Etzel
Title:	Senior Vice President

Borrower:
inContact, Inc.
By:	/s/ G. S. Ayers
Name:	Gregory S. Ayers
Title:	CFO